Exhibit 10.13

MLA No. E539A

AMENDMENT

                THIS AMENDMENT is entered into as of October 16, 2001, between CoBANK, ACB (“CoBank”) and DAKOTA GROWERS PASTA COMPANY, Carrington, North Dakota (the “Company”).

BACKGROUND

                CoBank and the Company are parties to a Master Loan Agreement dated June 20, 2001 (such agreement, as previously amended, is hereinafter referred to as the “MLA”).  CoBank and the Company now desire to amend the MLA.  For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1.     Section 10(C) of the MLA is hereby amended and restated to read as follows:

SECTION 10.  Financial Covenants.  Unless otherwise agreed to in writing, while this agreement is in effect:

        (C)                Debt Service Coverage Ratio.  The Company and its consolidated Subsidiary, on a combined basis, will have at the end of each fiscal year of the Company, a "Debt Service Coverage Ratio" (as defined below) for that year of not less than 1.50 to 1.  For purposes hereof, the term "Debt Service Coverage Ratio" shall mean the following (all as calculated for the applicable year in accordance with GAAP consistently applied):  (i) net income (after taxes), minus cash patronage refunds and dividends payable in subsequent fiscal year based on the current fiscal year’s net income, minus patronage income, minus retains revolved, plus equity retains, plus depreciation and amortization, plus lease payments, plus (or minus) extraordinary losses (or gains); to (ii) all principal payments due within the year on all long-term debt, plus lease payments.

Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

                IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB		DAKOTA GROWERS PASTA COMPANY

By:	/s/ Rebecca Kennedy	By:	/s/ Thomas Friezen

Title:	Assistant Corporate Secretary	Title:	CFO